                                                         EXHIBIT 11.1

                     HENRY SCHEIN, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                                 (unaudited)

                                                            Three Months Ended                            Six Months Ended
                                                     ---------------------------------         -------------------------------------
                                                         June 28,            June 29,             June 28,                 June 29,
                                                            1997                1996                1997               1996
                                                         ---------           ---------           ---------          ---------
Net income (pro forma for 1996) per consolidated
   statements of operations (in thousands).......   $        5,304       $       4,674         $      6,803        $       7,390
                                                     =============       =============         ============        =============
Pro forma weighted average common
   shares outstanding:
   Shares outstanding at December 30,
   1995 (1)......................................       18,936,791          18,936,791           18,936,791           18,936,791

   1996 issuances:
      Secondary Offering Shares..................       3,734, 375             373,309            3,734,375              188,642
      Shares issued to ESOP trust ...............           24,210                 ---               24,210                  ---
      Shares issued during 1996 in connection
          with acquisitions......................          155,183                 ---              155,183                  ---
      Additional Class B Options..........                  42,800                 ---               42,800                  ---
      Stock options granted pursuant to
          the 1996 Non-Employee
          Director Stock Option Plan ............           10,000                 ---               10,000                  ---
      Less:  1996 Treasury Stock
          purchases..............................           (8,850)             (3,975)              (8,850)              (3,975)
                                                 -----------------      --------------       --------------         -------------
                                                        22,894,509          19,306,125           22,894,509           19,121,458

   1997 issuances:
   Shares issued during 1997 in connection
      with acquisitions..........................        1,916,866           1,070,000            1,488,780            1,070,000
   Issuance of Stock Options.....................          374,000                 ---              219,879                  ---
   1997 Non-Employee Director Stock
      Option Plan................................            2,000                 ---                1,176                  ---
   Shares issued to ESOP trust ..................           44,122                 ---               24,000                  ---
   Issuance of Stock Options.....................          151,361                 ---               75,681                  ---

   Less: 1997 Treasury Share purchases...........           (1,950)                ---               (1,688)                 ---

Less assumed repurchase of shares under
   treasury stock method (2):

   Class A Stock options -- 219,747 shares
                              X $4.21
                    -----------------
                      $925,135 ..................          (29,463)(2)         (26,707)(4)          (29,425)(3)          (29,256)(5)

   Non-Employee
     Stock options -- 10,000 shares
                           X $29.00
                -------------------
                   $290,000 .....................           (9,236)(2)             ---               (9,224))(3)             ---

                      HENRY SCHEIN, INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER SHARE (Continued)
                                  (Unaudited)
                                  (Continued)


                                                               Three Months Ended                          Six Months Ended
                                                       ---------------------------------          ----------------------------------
                                                          June 28,            June 29,              June 28,         June 29,
                                                            1997                1996                  1997             1996
                                                         ---------            ---------             ---------       ---------

   Class B Stock options -- 436,000 shares
                   X various prices
                 ------------------
                  $7,659,250 ...............            (243,925)(2)          (187,232)(4)        (243,614)(3)      (205,097)(5)


1997 Option issuances:
   New Options--525,361 shares
                X Various prices
                -----------------
                $13,298,367 .................           (423,515)(2)               ---            (422,976)(3)           ---
                                                     -----------           -----------         -----------       -----------
Weighted average common shares
   outstanding                                        24,674,769            20,162,186          23,997,098        19,957,105
                                                     -----------           -----------         -----------       -----------
Net income per common share                          $      0.21          $       0.23         $      0.28       $      0.37
                                                     ===========          ============         ===========       ===========

(1)   Includes options totalling 629,897
(2) Computed using the average closing value per share for the three months ended June 28, 1997 of $31.40
(3) Computed using the average closing value per share for the six months ended June 28, 1997 of $31.44
(4) Computed using the average closing value per share for the three months ended June 29, 1996 of $34.90
(5) Computed using the average closing value per share for the six months ended June 29, 1996 of $31.86.